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                                                                       EXHIBIT 4
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                       VITALINK PHARMACY SERVICES, INC.
                         1996 LONG-TERM INCENTIVE PLAN

                                  SECTION ONE
                        DESIGNATION AND PURPOSE OF PLAN

         The purpose of the Vitalink Pharmacy Services, Inc. 1996 Long-Term Incentive Plan (the "Plan") is to increase the ownership of Company Stock by those officers, professional staff and other key employees who are mainly responsible for the continued growth and development and financial success of the Company and its subsidiaries. Such stock ownership gives such employees a proprietary interest in the Company which induces them to continue in its employ. The Plan also enables the Company to attract and retain such employees and reward them for the continued profitable performance of Vitalink Pharmacy Services, Inc.

                                  SECTION TWO
                                  DEFINITIONS

         The following definitions are applicable herein:

         A. "Award" - Individually or collectively, Options, Stock Appreciation Rights, Performance Shares or Restricted Stock granted hereunder.

         B. "Award Period" - the period of time during which a Stock Appreciation Right which has not been granted pursuant to an Option may be exercised. The Award Period shall be set forth in the document issuing the Stock Appreciation Right to the selected Eligible Employee.

         C.   "Board" - the Board of Directors of the Company.

         D. "Book Value" - the book value of a share of Stock determined in accordance with the Company's regular accounting practices as of the last business day of the month immediately preceding the month in which a Stock Appreciation Right is exercised as provided in Section Nine D.

         E. "Code" - the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

         F. "Committee" - the Key Executive Stock Option Plan Committee appointed

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to administer the Plan pursuant to Section Four.

         G. "Company" - Vitalink Pharmacy Services, Inc., including any present or future "subsidiary corporation" as such term is defined in Section 424(f) of the 1986 Internal Revenue Code, as amended.

         H. "Covered Employee" - an individual described in Section 162(m)(3) of the Code.

         I. "Date of Grant" - the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

         J. "Eligible Employee" - any person employed by the Company or a Subsidiary on a regularly scheduled basis who satisfies all of the requirements of Section Six.

         K. "Exercise Period" - the period or periods during which a Stock Appreciation Right is exercisable as described in Section Nine B.

         L. "Fair Market Value" - the fair market value of the Stock as determined in accordance with Section Eight D.

         M. "Incentive Stock Option" - an incentive stock option within the meaning of Section 422 of the Code.

         N. "Option" or "Stock Option" - either a nonqualified stock option or an Incentive Stock Option granted under Section Eight. It also means any Option which remains after a Participant has exercised his Option with respect to part of the shares covered by a Stock Option Agreement as described in Section
Eight B.

         O. "Option Period" or "Option Periods" - the period or periods during which an Option is exercisable as described in Section Eight E.

         P. "Option Price" - the price, expressed on a per share basis, for which the Company Stock can be acquired by the holder of an Option pursuant to the exercise of such Option.

         Q. "Participant" - an Eligible Employee of the Company or a Subsidiary who has been granted an Option, a Stock Appreciation Right, a Performance Share Award or a Restricted Stock Award under this Plan.

         R.   "Performance Share" - an Award granted under Section Ten.



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         S.   "Restricted Stock" - an Award granted under Section Seven.

         T.   "Stock" and "Company Stock" - the common stock of the Company.

         U.   "Stock Appreciation Right" - an Award granted under Section Nine.

         V. "Subsidiary" - any corporation of which fifty percent (50%) or more of its outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Company.

         W. "Ten Percent Shareholder" - a Participant who, at the Date of Grant, owns directly or indirectly (within the meaning of Section 424(d) of the Internal Revenue Code) stock possessing more then ten percent (10%) of the total combined voting power of all classes of stock of the Company or a subsidiary thereof.

         X. Wherever appropriate, words used in this Plan in the singular may mean the plural, the plural may mean the singular and the masculine may mean the feminine.

                                 SECTION THREE
               EFFECTIVE DATE, DURATION AND STOCKHOLDER APPROVAL

         A.   Effective Date and Stockholder Approval. Subject to the approval
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of the Plan by a majority of the outstanding shares of Stock voted at the 1996
Annual Meeting of Stockholders, the Plan shall be effective as of July 10, 1996.

         B.   Period for Grant of Awards. Awards may be made as provided herein
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for a period of ten (10) years after July 10, 1996.

                                  SECTION FOUR
                                 ADMINISTRATION

         A.   Appointment of Committee. The Board of Directors shall appoint one
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or more Key Executive Stock Option Plan Committees which shall consist of not less than two (2) members of such Board of Directors and which members shall be Non-Employee Directors as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (or such greater number of members which may be required by said Rule 16b-3). In addition, such Board of Directors shall designate a member of the Committee to act as Chairman of the Committee, and such Board of Directors may remove any member of the Committee at any time and appoint any director to fill any vacancy on the Committee.



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         B.   Committee Meetings. The Committee shall hold its meetings at such
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times and places as specified by the Committee Chairman. A majority of the
Committee shall constitute a quorum. All actions of the Committee shall be taken by all of the members of the meeting duly called by its Chairman; provided, however, any action taken by a written document signed by a majority of the members of the Committee shall be as effective as action taken by the Committee at a meeting duly called and held.

         C.   Committee Powers. Subject to the provisions of this Plan, the
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Committee shall have full authority in its discretion to (i) designate the
Participants to whom Awards shall be granted, (ii) determine the number of shares to be made available under each such Award, (iii) determine the period or periods in which the Participant may exercise such Award (iv) determine the date when such Award expires, (v) determine the price for Stock under such Award, and
(vi) determine the grounds of forfeiture of an Award. The Committee shall have all powers necessary to administer the Plan in accordance with its terms, including the power to interpret this Plan and resolve all questions arising thereunder. The Committee may prescribe such rules and regulations for administering this Plan as the Committee deems appropriate.

                                 SECTION FIVE
                              GRANT OF AWARDS AND
                LIMITATION OF NUMBER OF SHARES SUBJECT TO AWARD

         The Committee may, from time to time, grant Awards to one or more Eligible Employees, provided that (i) subject to any adjustment pursuant to Section Eleven, the aggregate number of shares of Stock subject to Stock Options, Stock Appreciation Rights, Performance Share Awards or Restricted Stock Awards under this Plan may not exceed 493,900 shares; (ii) to the extent that a Stock Option, Stock Appreciation Right, Performance Share Award or Restricted Stock Award lapses or the rights of the Participant to whom it was granted terminate, expire or are cancelled for any other reason, in whole or in part, shares of Stock (or remaining shares) subject to such Award shall again be available for the grant of an Award under the Plan; and (iii) Shares delivered by the Company under the Plan may be authorized and unissued Stock, Stock held in the treasury of the Company or Stock purchased on the open market (including private purchases) in accordance with applicable securities laws. In determining the size of Awards, the Committee shall take into account the responsibility level, performance, potential, and cash compensation level of a Participant, and the Fair Market Value of the Stock at the time of Awards, as well as such other considerations it deems appropriate.



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                                  SECTION SIX
                                  ELIGIBILITY

         Key employees of the Company and its Subsidiaries (including employees who are members of the Board, but excluding directors who are not employees) who, in the opinion of the Committee, are mainly responsible for the continued growth and development and financial success of the business of the Company or one or more of its Subsidiaries shall be eligible to be granted Awards under the Plan. Subject to the provisions of the Plan, the Committee may from time to time select from such eligible persons those to whom Awards shall be granted and determine the nature and amount of each Award. No employee of the Company or its Subsidiaries shall have any right to be granted an Award under this Plan. A member of the Committee shall not be eligible for any Award hereunder.

                                 SECTION SEVEN
                            RESTRICTED STOCK AWARDS

         A.   Grants of Shares of Restricted Stock. An Award made pursuant to
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this Section Seven shall be granted in the form of shares of Stock, restricted as provided in this Section Seven. Shares of the Restricted Stock shall be issued to the Participant without the payment of consideration by the Participant. The shares of Restricted Stock shall be issued in the name of the Participant and shall bear a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the shares of Restricted Stock until the expiration of the restriction period.

         The Committee may also impose such other restrictions and conditions on the shares of Restricted Stock as it deems appropriate.

         B.   Restriction Period. At the time a Restricted Stock Award is made,
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the Committee may establish a restriction period applicable to such Award which shall not be more than ten (10) years. Each Restricted Stock Award may have a different restriction period, at the discretion of the Committee. In addition to or in lieu of a restriction period, the Committee may establish a performance goal which must be achieved as a condition to the retention of the Restricted Stock. The performance goal may be based on the attainment of specified types of performance measurement criteria, which may differ as to various Participants or classes or categories of Participants. Such criteria may include, without limitation, the attainment of certain performance levels by the individual Participant, the Company, a department or division of the Company and/or a group or class of participants. Any such performance goals, together with the ranges of Restricted Stock Awards for which the Participants may be eligible shall be set from time to time by the Committee and shall be timely communicated to the Eligible Employees in advance of the commencement of the performance of services to which such performance goals relate. The total number of



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shares of Restricted Stock which may be granted to any single Covered Employee under this Plan during any calendar year shall be limited to 100,000.

         C.   Forfeiture or Payout of Award. In the event a Participant ceases
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employment during a restriction period, or in the event performance goals attributable to a Restricted Stock Award are not achieved, subject to the terms of each particular Restricted Stock Award, and subject to discretionary action by the Committee as set forth below in Section Thirteen, a Restricted Stock Award is subject to forfeiture of the shares of stock which had not previously been removed from restriction under the terms of the Award.

         Any shares of Restricted Stock which are forfeited will be transferred to the Company.

         Upon completion of the restriction period and satisfaction of any performance-goal criteria, all restrictions upon the Award will expire and new certificates representing the Award will be issued without the restrictive legend described in Section Seven A. As a condition precedent to receipt of the new certificates, the Participant (or the designated beneficiary or personal representative of the Participant) will agree to make payment to the Company in the amount of any taxes, payable by the Participant, which are required to be withheld with respect to such shares of Stock.

                                 SECTION EIGHT
                                 STOCK OPTIONS

         A.   Grant of Option. One or more Options may be granted to any
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Eligible Employee. Upon the grant of an Option to an Employee, the Committee shall specify whether the Option is intended to constitute a non-qualified stock option or an Incentive Stock Option. The total number of shares of Stock subject to Options which may be granted to any single Covered Employee under this Plan during any calendar year shall be limited to 100,000.

         B.   Stock Option Agreement. Each Option granted under the Plan shall
              ----------------------
be evidenced by a written "Stock Option Agreement" between the Company and the Participant containing such terms and conditions as the Committee determines, including, without limitation, provisions to qualify Incentive Stock Options as such under Section 422 of the Code. Such agreements shall incorporate the provisions of this Plan by reference. The date of granting an Option is the date specified in the written Stock Option Agreement which is signed by the Participant and the Company.

         C.   Determination of Option Price. The Option price for Stock shall be
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not less than 100% of the fair market value of the Stock on the date of grant.
Notwithstanding the foregoing, in the case of an Option which is designed to qualify as an Incentive Stock Option (as defined in Section 422 of the Code) which is granted to a



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Ten Percent Shareholder, the Option Price shall not be less than 110% of such fair market value.

         D.   Determination of Fair Market Value. The fair market value of the
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Stock on the date of granting an Option shall be the mean of the high and low prices at which the Stock was sold on the market on such date. In the event no such sales of Stock occurred on such date, the fair market value of the Stock shall be determined by the Committee in accordance with applicable Regulations of the Internal Revenue Service.

         E.   Term of Option. The term of an Option may vary within the
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Committee's discretion; provided, however, that the term of an Option shall not exceed ten (10) years from the date of granting the Option to the Participant, and, to this end, all Options granted pursuant to this Plan must provide that each such Option cannot be exercised after the expiration of ten (10) years from the date each such Option is granted. Notwithstanding the foregoing, in the case of any Option which is designed to qualify as an Incentive Stock Option (as defined in Section 422 of the Code) which is granted to a Ten Percent Shareholder, the term of such Option may not exceed five (5) years from the date of grant of such Option.

         F.   Limitation on Exercise of Option. The Committee may limit an
              --------------------------------
Option by restricting its exercise in whole or in part for specified periods.

         G.   Method of Exercising an Option. Subject to the terms of a
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particular Option, a Participant may exercise it in whole or in part by written notice to the Secretary of the Company stating in such written notice the number of shares of Stock such Participant elects to purchase under his Option.

         H.   No Obligation to Exercise Option. A Participant is under no
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obligation to exercise an Option or any part thereof.

         I.   Payment for Option Stock. Stock purchased pursuant to an Option
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shall be paid in full at the time of purchase. Payment may be made (a) in cash,
(b) with the approval of the Committee, by delivery to the Company of shares of Stock having an aggregate fair market value equal to the exercise price, or (c) a combination of (a) and (b). Payment may also be made, in the discretion of the Committee, by delivery (including by facsimile transmission) to the Company or its designated agent of an executed irrevocable Option exercise form together with irrevocable instructions to a broker-dealer to sell (or margin) a sufficient portion of the shares and deliver the sale (or margin loan) proceeds directly to the Company to pay for the exercise price. Upon receipt of payment and subject to paragraph J of this Section Eight, the Company shall, without transfer or issue tax to the Participant or other person entitled to exercise the Option, deliver to the Participant (or other person entitled to exercise the Option) a certificate or certificates for such shares.



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         J.   Delivery of Stock to Participant. The Company shall undertake and
              --------------------------------
follow all necessary procedures to make prompt delivery of the number of shares of Stock which the Participant elects to purchase upon exercise of an Option granted under this Plan. Such delivery, however, may be postponed, at the sole discretion of the Company, to enable the Company to comply with any applicable procedures, regulations or listing requirements of any government agency, stock exchange or regulatory authority.

         K.   Failure to Accept Delivery of Stock. If a Participant refuses to
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pay for Stock which he has elected to purchase under his Option, in accordance with the terms of payment, which had previously been agreed upon, his Option shall thereupon, at the sole discretion of the Committee, terminate, and such funds previously paid for unissued Stock shall be refunded. Stock which has been previously issued to the Participant and been fully paid for shall remain the property of the Participant and shall be unaffected by such termination.

         L.   Non-Transferability of Options. During the lifetime of a
              ------------------------------
Participant, an Incentive Stock Option granted to him may be exercised only by him. It may not be sold, assigned, pledged or otherwise transferred except by will or by the laws of descent and distribution. In the case of Options which are not Incentive Stock Options, the Committee may impose such restrictions on transferability, if any, as it may in its sole discretion determine.

         M.   Purchase for Investment
              -----------------------

              (a)   Written Agreement by Participants. Unless a registration
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statement under the Securities Act of 1933 is then in effect with respect to the
Stock a Participant receives upon exercise of his Option, a Participant shall acquire the Stock he receives upon exercise of his Option for investment and not for resale or distribution and he shall furnish the Company with a written statement to that effect when he exercises his Option and a reference to such investment warranty shall be inscribed on the Stock certificate(s).

              (b)   Registration Requirement. Each Option shall be subject to
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the requirement that, if at any time the Board determines that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or Federal law is necessary or desirable as a condition of, or in connection with, the issuance of shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration or qualification shall have been effected or obtained (and the same shall have been free of any conditions not acceptable to the Board).

         N.   Special Limitations on Exercise of Incentive Stock Options.  The
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aggregate fair market value (determined at the time the Incentive Stock Option is

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granted) of the Stock with respect to which any Incentive Stock Option is first exercisable during any calendar year shall not exceed $100,000.

                                 SECTION NINE
                           STOCK APPRECIATION RIGHTS

         A.   Grant of Stock Appreciation Rights. Stock Appreciation Rights may
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be granted under the Plan in conjunction with an Option either at the time of grant or by amendment or may be separately awarded. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose. However, the total number of Stock Appreciation Rights which may be granted to a single Covered Employee under this Plan during any calendar year shall be limited to 100,000.

         B.   Right to Exercise; Exercise Period. A Stock Appreciation Right
              ----------------------------------
issued pursuant to an Option shall be exercisable to the extent the Option is exercisable. A Stock Appreciation Right issued independent of an Option shall be exercisable pursuant to such terms and conditions established in the grant.

         C.   Automatic Redemption of Unexercised Stock Appreciation Rights. If
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on the last day of the Option Period, in the case of a Stock Appreciation Right granted pursuant to an Option, or the specified Award Period, in the case of a Stock Appreciation Right issued independent of an Option, the Participant has not exercised such Stock Appreciation Right, then such Stock Appreciation Right shall be automatically redeemed by the Company for an amount equal to the payment that would otherwise have been made to the Participant if the Participant had chosen to exercise the Stock Appreciation Right on the last day of the Option Period or the specified Award Period, as the case may be.

         D.   Rights Upon Exercise. An exercisable Stock Appreciation Right
              --------------------
granted pursuant to an Option shall entitle the Participant to surrender unexercised the Option or any portion thereof to which the Stock Appreciation Right is attached, and to receive in exchange for the Stock Appreciation Right a payment (in cash or Stock or a combination thereof as described below) equal to the Fair Market Value of one share of Stock at the date of exercise minus the Option Price times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so exercised. With respect to the issuance of Stock Appreciation Rights which are not granted pursuant to an Option, the Committee shall specify upon the Date of the Grant of the Stock Appreciation Right whether the Stock Appreciation Right is a "regular" Stock Appreciation Right or a "book value" Stock Appreciation Right. Upon the exercise of a regular Stock Appreciation Right, the Participant will receive a payment equal to the Fair Market Value of one share of Stock at the date of exercise minus the Fair Market Value of one share of Stock as of the Date of Grant of the Stock Appreciation Right times the number of shares called for by the Stock Appreciation Right (or portion



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thereof) which is so exercised. Upon the exercise of a book value Stock
Appreciation Right, the Participant will receive a payment equal to the Book Value of one share of Stock at the date of exercise minus the Book Value of one share of Stock as of the Date of the Grant of the Stock Appreciation Right times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so exercised.

         The value of any Stock to be received upon exercise of a Stock Appreciation Right shall be the Fair Market Value of the Stock on such date of exercise. To the extent that a Stock Appreciation Right issued pursuant to an Option is exercised, such Option shall be deemed to have been exercised, and shall not be deemed to have lapsed.

         E.   Transferability. The Committee may impose such restrictions on
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transferability of Stock Appreciation Rights, if any, as it may in its sole discretion determine.

                                  SECTION TEN
                              PERFORMANCE SHARES

         A.   Grant of Performance Share Units. Awards made pursuant to this
              --------------------------------
Section Ten shall be granted in the form of Performance Shares, subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose. Performance Shares shall be issued to the Participant without the payment of consideration by the Participant. Awards shall be based on the attainment of specified types and combination of performance measurement criteria, which may differ as to various Participants or classes or categories of Participants. Such criteria may include, without limitation, the attainment of certain performance levels by the individual Participant, the Company, a department or division of the Company and/or a group or class of Participants. Such criteria, together with the ranges of Performance Shares from which employees may be eligible shall be set from time to time by the Committee and shall be communicated to the Eligible Employees. The total number of Performance Shares which may be granted to any single Covered Employee under this Plan during any calendar year shall be limited to 100,000.

         B.   Performance Period. The measuring period to establish the
              ------------------
performance criteria set forth in a Performance Share Award shall be determined by the Committee. A Performance Share Award may initially provide, or the Committee may at any time thereafter, but no more frequently than once in any six (6) month period, amend it to provide, for waiver or reduction of the measuring period and, if appropriate, for adjustment of the performance criteria set forth in the Performance Share Award, upon the occurrence of events determined by the Committee in its sole discretion to justify such waiver, reduction or adjustment.

         C.   Form of Payment.  Upon the completion of the applicable measuring
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period, a determination shall be made by the Committee in accordance with the
Award as to the number of shares of Stock to be awarded to the Participant. The appropriate number of shares of Stock shall thereupon be issued to the Participant in accordance with the Award in satisfaction of such Performance Share Award.

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